PBF Energy Provides Update on Martinez Refinery
PARSIPPANY, NJ – March 6, 2025 – PBF Energy Inc. (NYSE: PBF) announced today that, based on assessments to date, it intends to proceed with the repairs needed to restart its 157,000 barrel per day refinery in Martinez, CA. The refinery was damaged by a fire on February 1, 2025, and remains temporarily shut down. The restart of the refinery will be in two stages. Certain units, including the crude unit, are expected to restart early in the second quarter of 2025. Restart of the remaining units, which primarily includes the units that were scheduled for turnaround in the first quarter, should occur by the fourth quarter of 2025. Total throughput during stage one is expected to be in the range of 85,000 to 105,000 barrels per day, and the refinery is expected to be able to produce limited quantities of gasoline, jet fuel, and intermediates. The timing of both stages is dependent on factors impacting the company’s ability to effect necessary repairs, including those outside of the company’s control such as regulatory permitting and approvals and the availability of certain critical equipment and components.
The company expects the cost of repairs to the fire damaged units and restoring the refinery to full operational status will largely be covered by insurance, subject to the company’s deductible and retentions totaling $30 million. Further, the company expects that its business interruption insurance should significantly offset the financial loss resulting from the downtime. The protection from the business interruption insurance includes recovery of ongoing costs and potential lost margin opportunity incurred from April 3, 2025, and continuing until operations are fully restored.
Matt Lucey, PBF’s President and Chief Executive Officer commented, “Restoring the Martinez refinery operations in a safe and environmentally responsible manner is our focus. We are grateful for the first responders and others who provided aid during the fire and are deeply sorry for the inconvenience this has caused our neighbors and our community. We are thankful for the dedicated employees, contractors and advisors who are integral to safely bringing the refinery back to operational status, maintaining jobs for our employees, and continuing to be a source of critical transportation fuels that the market, and California in particular, relies upon.”
Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s expectations with respect to its plans, objectives, expectations, and intentions with respect to the full and partial restart of the Martinez refinery following the February 1, 2025 fire, the timing of such restart, the throughput of the Martinez refinery and anticipated insurance recoveries related to the fire as well as the Company’s future earnings and operations overall, including those of our 50- 50 equity method investment in SBR. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the SEC, our ability to operate safely, reliably, sustainably and in an environmentally responsible manner; our ability to successfully diversify our operations; our ability to make acquisitions or investments, including in renewable diesel production, and to realize the benefits from such acquisitions or investments; our ability to successfully manage the operations of our 50-50 equity method investment in SBR; our expectations with respect to our capital spending and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; the possibility that we might reduce or not pay further dividends in the future; certain developments in the global oil markets and their impact on the global macroeconomic conditions; risks relating to the securities markets generally; the impact of changes in inflation, interest rates and capital costs; and the impact of market conditions, unanticipated developments, adverse outcomes with respect to regulatory approvals or matters or litigation, changes in laws or regulations and other events that could negatively impact the Company. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.
About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.
PBF Energy is also a 50% partner in the St. Bernard Renewables joint venture focused on the production of next generation sustainable fuels.

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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8981
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